                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                TENDER OF ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                          CARDIAC PATHWAYS CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $0.001 per share, including the associated preferred share purchase rights (the "Shares"), of Cardiac Pathways Corporation, a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Mellon Investor Services LLC, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                          MELLON INVESTOR SERVICES LLC

      By Overnight Courier:         By Registered or Certified Mail:               By Hand:
   Mellon Investor Services LLC       Mellon Investor Services LLC       Mellon Investor Services LLC
    Reorganization Department          Reorganization Department          Reorganization Department
        85 Challenger Road                   P.O. Box 3301                       120 Broadway
        Mail Stop -- Reorg             South Hackensack, NJ 07606                 13th Floor
    Ridgefield Park, NJ 07660                                                 New York, NY 10271

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentleman:

     The undersigned hereby tenders to Adam Acquisition 2001 Inc., a Delaware corporation and a wholly owned subsidiary of Boston Scientific Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 10, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendment or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.


Number of Shares:                                    Name(s) of Holders:
---------------------------------------------        ---------------------------------------------
Certificate Nos. (If Available):                     ---------------------------------------------
---------------------------------------------        ---------------------------------------------
---------------------------------------------        (PLEASE TYPE OR PRINT)
---------------------------------------------        ---------------------------------------------
                                                     ---------------------------------------------
Check box if Shares will be delivered by             Address:
book-entry transfer:                                 ---------------------------------------------
                                                     Zip Code:
[ ] The Depository Trust Company                     ---------------------------------------------
                                                     Area Code and Telephone No.:
Account                                              ---------------------------------------------
No.:                                                 ---------------------------------------------
---------------------------------------------        ---------------------------------------------
Date: ---------------------                          Signature(s) of Holder(s):
                                                     --------------------------

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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of the Security Transfer Agent Medallion Signature Program, or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, with delivery of a Letter of Transmittal properly completed and duly executed, and any other required documents, all within three Nasdaq National Market trading days of the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

--------------------------------------------------------    --------------------------------------------------------
NAME OF FIRM                                                TITLE

--------------------------------------------------------    --------------------------------------------------------
                                                            ADDRESS                                           ZIP
AUTHORIZED SIGNATURE                                        CODE

Name: --------------------------------------------------    --------------------------------------------------------
       PLEASE TYPE OR PRINT                                 AREA CODE AND TELEPHONE NO.

                DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.

                  SHARE CERTIFICATES SHOULD BE SENT WITH YOUR
                             LETTER OF TRANSMITTAL.

                                                     Dated:
                                                           ---------------------

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